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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectuses pertaining to the French Employee Savings Plan, as amended, 1995 International Employee Stock Purchase Plan, as amended, and 2004 International Employee Stock Purchase Plan of our report dated February 2, 2004 with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in the Annual Report of Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
June 23, 2004